UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - March 19, 2008

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned hereby amends the first two paragraphs of Item 4.01 of the registrant’s Current Report on Form 8-K, dated January 25, 2008, to read in their entirety as set forth below.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 25, 2008, we notified Freed Maxick & Battaglia, CPAs, PC (“FMB”), the independent accountants engaged as the principal accountants to audit the financial statements of the Company, that they would be dismissed subsequent to the completion of our fiscal year 2006 audit (the “2006 Audit”). On March 19, 2008, we notified FMB that they were dismissed as our independent accountants, effective immediately, and prior to their completion of the 2006 Audit.

Also on January 25, 2008, we engaged Rotenberg & Co., LLC (“Rotenberg”), as our independent certified public accountants. In addition, due to the dismissal of FMB prior to FMB’s completion of the 2006 Audit, on March 19, 2008, Rotenberg was engaged to complete the 2006 Audit. The decision to change accountants was recommended and approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 21, 2008

Axion Power International, Inc.

By: /s/ Thomas Granville
Thomas Granville
Chief Executive Officer